                                                                     EXHIBIT 4.2


   NOTE OF META GROUP, INC. IN FAVOR OF THE BANK OF NEW YORK IN THE PRINCIPAL
                 AMOUNT OF $25,000,000 DATED SEPTEMBER 18, 2000


         FOR VALUE RECEIVED, the undersigned, META GROUP, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of THE BANK OF NEW YORK (the "BANK"), on the Maturity Date, the lesser of TWENTY FIVE MILLION DOLLARS ($25,000,000.00) or the outstanding principal balance of the Loans made by the Bank, and to pay interest from the date hereof on the principal balance thereof from time to time outstanding, at the rate or rates, and at the times, set forth in the Credit Agreement, dated as of September 18, 2000, between the Borrower and the Bank (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), in each case at the office of the Bank located at 10 Mason Street, Greenwich, Connecticut, or at such other place as the Bank may specify from time to time, in lawful money of the United States of America in immediately available funds.

         Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         The Loans evidenced by this Note are prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is the Note under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits and security set forth in the Loan Documents.

         The Bank is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Bank may attach hereto, the (i) date and amount of each Loan made by the Bank, (ii) character thereof as an ABR Advance, a LIBOR Advance, a Fixed Rate Advance, or a combination thereof, (iii) interest rate (without regard to the Applicable Margin) applicable to each LIBOR Advance and any Fixed Rate Advance, (iv) Interest Period applicable to each LIBOR Advance, and (iv) date and amount of each conversion of, and each payment or prepayment of principal of, any such Loan. No failure to so record or any error in so recording shall affect the obligation of the Borrower to repay the Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Loans made by the Bank as set forth in such schedule shall be presumed to be correct absent manifest error.

         Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

         This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 10.1 of the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, BUT INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

                                    META GROUP, INC.


                                    By:      /s/ BERNARD F. DENOYER
                                             -----------------------------
                                    Name:    BERNARD F. DENOYER
                                             -----------------------------
                                    Title:   CHIEF FINANCIAL OFFICER
                                             -----------------------------

                                   SCHEDULE TO
                                   -----------

                                      NOTE
                                      ----

                                                                 Interest Rate
                                                                   on LIBOR
                                                                   and Fixed
                                                                     Rate
            Type of                            Amount of           Advances
            Advance                            principal           (without             Interest
             (ABR,                            converted,           regard to           Period (if
           LIBOR or         Amount of           paid or           Applicable              LIBOR            Notation
DATE      fixed rate)        advance            prepaid             margin)             advance)            made by
----      -----------       ---------         ----------         -------------         ----------          --------


